As filed with the Securities and Exchange Commission on March 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

JABIL CIRCUIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-1886260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North St. Petersburg, Florida	33716
(Address of Principal Executive Offices)	(Zip Code)

JABIL CIRCUIT, INC.

2002 STOCK INCENTIVE PLAN

(Full title of the plan)

Robert L. Paver, Esq.

Secretary and General Counsel

Jabil Circuit, Inc.

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

(Name and address of agent for service)

(727) 577-9749

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Chester E. Bacheller, Esq.

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

Phone: (813) 227-6431

Fax: (813) 229-0134

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share reserved under 2002 Stock Incentive Plan(1)	1,500,000	$4.15	$6,225,000.00	$347.36

(1)	Including preferred stock purchase rights issued under the Registrant’s Stockholder Rights Plan, dated October 19, 2001.
(2)

The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of common stock of the Registrant as reported on the New York Stock Exchange on March 23, 2009.

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

Pursuant to Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2002 (File No. 333-98299) relating to the registration of 7,464,080 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 13, 2003 (File No. 333-106123) relating to the registration of 2,144,646 shares of the Registrant’s Common Stock, the Registrant’s Registration Statement on Form S-8 filed with the Commission on January 27, 2004 (File No. 333-112264) relating to the registration of 10,000,000 shares of the Registrant’s Common Stock, the Registrant’s Registration Statement on Form S-8 filed with the Commission on March 24, 2006 (File No. 333-132721) relating to the registration of 7,000,000 shares of the Registrant’s Common Stock, the Registrant’s Registration Statement on Form S-8 filed with the Commission on October 9, 2007 (File No. 333-146577) relating to the registration of 3,000,000 shares of the Registrant’s Common Stock and the Registrant’s Registration Statement on Form S-8 filed with the Commission on February 15, 2008 (File No. 333-149277) relating to the registration of 2,500,000 shares of the Registrant’s Common Stock, authorized for issuance pursuant to the Jabil Circuit, Inc. 2002 Stock Incentive Plan (the “Plan”), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 1,500,000 shares of the Registrant’s Common Stock to be issued pursuant to the Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

4.1	Jabil Circuit, Inc. 2002 Stock Incentive Plan, as amended.

4.2	Schedule to the Jabil Circuit, Inc. 2002 Stock Incentive Plan (sub-plan for United Kingdom employees).(1)

4.3	Addendum to the Terms and Conditions of the Jabil Circuit, Inc. 2002 Stock Incentive Plan for Grantees Resident in France (sub-plan for French employees).(2)

5.1	Opinion of Holland & Knight LLP re legality of the Common Stock.

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on signature page).

(1)	Incorporated by reference from exhibits to the Registrant’s Registration Statement on Form S-8 (File No. 333-98299) filed August 16, 2002.
(2)	Incorporated by reference from exhibits to the Registrant’s Registration Statement on Form S-8 (File No. 333-106123) filed June 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Jabil Circuit, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on March 30, 2009.

JABIL CIRCUIT, INC.

By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander, Chief Financial Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Jabil Circuit, Inc., hereby severally constitute and appoint Forbes I.J. Alexander and Robert L. Paver, each acting alone as an attorney-in-fact with the full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ William D. Morean	Chairman of the Board of Directors	March 24, 2009
William D. Morean

By:	/s/ Thomas A. Sansone	Vice Chairman of the Board of Directors	March 24, 2009
Thomas A. Sansone

By:	/s/ Timothy L. Main	President, Chief Executive Officer and Director	March 24, 2009
	Timothy L. Main	(Principal Executive Officer)

By:	/s/ Forbes I.J. Alexander	Chief Financial Officer	March 30, 2009
	Forbes I.J. Alexander	(Principal Financial and Accounting Officer)

By:	/s/ Lawrence J. Murphy	Director	March 27, 2009
Lawrence J. Murphy

By:	/s/ Mel S. Lavitt	Director	March 26, 2009
Mel S. Lavitt

By:	/s/ Steven A. Raymund	Director	March 24, 2009
Steven A. Raymund

By:	/s/ Frank A. Newman	Director	March 30, 2009
Frank A. Newman

By:	/s/ Laurence S. Grafstein	Director	March 25, 2009
Laurence S. Grafstein

By:	/s/ Kathleen A. Walters	Director	March 29, 2009
Kathleen A. Walters

INDEX OF EXHIBITS

4.1	Jabil Circuit, Inc. 2002 Stock Incentive Plan, as amended.

4.2	Schedule to the Jabil Circuit, Inc. 2002 Stock Incentive Plan (sub-plan for United Kingdom employees).(1)

4.3	Addendum to the Terms and Conditions of the Jabil Circuit, Inc. 2002 Stock Incentive Plan for Grantees Resident in France (sub-plan for French employees).(2)

5.1	Opinion of Holland & Knight LLP re legality of the Common Stock.

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on signature page).

(1)	Incorporated by reference from exhibits to the Registrant’s Registration Statement on Form S-8 (File No. 333-98299) filed August 16, 2002.
(2)	Incorporated by reference from exhibits to the Registrant’s Registration Statement on Form S-8 (File No. 333-106123) filed June 13, 2003.

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